Exhibit 10.1

CELL-NIQUE CORPORATION

PROMISSORY NOTE

August 10, 2008

Cell-nique Corporation, a Delaware corporation (the “Company”), for value received hereby promises to pay to Physicians Capital Corporation, Delaware corporation (the " Lender"), such amount as shall equal the then outstanding principal amount hereof, plus accrued and unpaid interest on such outstanding principal amount at the rate of eight percent (8%) per annum (computed on a quarterly basis), as set forth below.  Payment for all amounts due hereunder shall be made by wire transfer in accordance with the Lender’s instructions. From time to time the Company shall request a draw from the Lender and increase the principal amount of the note.

The following is a statement of the rights of the Lender and the conditions to which this Note is subject, and to which the Lender, by the acceptance of this Note, agrees:

1.   Payment of Principal and Interest.

          (a)  Payment.  This Note, all outstanding principal of and accrued but unpaid interest on this Note shall be paid in full no later than on or before December 2010 (the "Maturity").

          (b)  Interest.  Interest shall accrue on the outstanding principal amount of this Note, at the rate of eight percent (8%) per annum (the “Coupon Rate”) computed on the basis of an average the outstanding amount during each quarterly (90-day) period, from the date such principal amount is advanced to the Company until the earlier of (i) the payment in full of all outstanding principal of and accrued interest on this Note.  All payments made under this Note shall be applied first against accrued but unpaid interest and second against the outstanding principal balance hereof.

2.   Events of Default.  If one or more of the following events (each an “Event of Default”) shall occur:

        (a)  the Company shall fail to pay in full any principal, accrued interest or other amounts due to Lender under this Note when due;

        (b)  the Company shall default in the performance of or compliance with any covenant, agreement or other obligation of the Company contained in this Note that is not remedied, waived or cured within fifteen (15) days following such default in performance or noncompliance;

        (c)  any representation or warranty of the Company contained herein shall prove to have been false or incorrect in any material respect as of the date of this Note;

        (d)  other than on terms approved beforehand by the Lender, the Company shall institute proceedings to be adjudicated as bankrupt or insolvent, or shall consent to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under Title XI of the United States Code, or any other applicable federal or state law, or shall consent to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or shall make an assignment for the benefit of creditors, or shall take corporate action in furtherance of any such action;

        (e)  within thirty (30) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution, or similar relief under any present or future statute, law, or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or the stay of any such order or proceeding shall thereafter be set aside, or within thirty (30) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company, such appointment shall not have been vacated;

        (f)  entry of a final judgment in excess of $200,000 (excluding insured portions) against the Company or for which the Company is otherwise responsible that is not stayed, bonded or discharged within thirty (30) days;

        (g)  any plan of liquidation or dissolution or winding up is adopted by the Company’s board of directors or shareholders or the Company is involuntarily dissolved or otherwise wound up; or

        (h)  there shall occur, or the Company shall enter into any agreement providing for, a Change of Control (as defined below) of the Company; the term “Change of Control” shall mean any transaction or series of related transactions (including without limitation any reorganization, merger, consolidation, sale of assets or sale of stock) that will result in (i) the sale of all or substantially all of the assets of the Company, (ii) a change in ownership of 50% or more of the Company’s then outstanding capital stock, in one or a series of transactions occurring within a period of six (6) months, other than any such change of ownership resulting from the sale by the Company of its securities in connection with one or more financing transactions, or (iii) a consolidation or merger of the Company with or into any other corporation or corporations (or other corporate reorganization) immediately after which the shareholders of the Company hold less than fifty percent (50%) of the voting power of the surviving corporation;

then, upon the occurrence of any Event of Default described herein or (i) above, all outstanding principal of this Note and all accrued but unpaid interest thereon shall be accelerated automatically, without any further action by any party, and shall become immediately due and payable notwithstanding any other provision of this Note, without presentment, demand, protest, notice of protest or other notice of dishonor of any kind, all of which are hereby expressly waived by the Company; and upon the occurrence of any other Event of Default described in the other paragraphs above, Lender may, at Lender’s option exercisable at any time thereafter, by notice to the Company in writing, accelerate this Note and declare the entire outstanding principal balance of this Note and all accrued but unpaid interest thereon immediately due and payable, without presentment, demand, protest, notice of protest or other notice of dishonor of any kind, all of which are hereby expressly waived by the Company.  At any time following any such acceleration as provided in the preceding sentence.  Lender may enforce its rights under this Note and otherwise at law or in equity or both, all remedies available to Lender under this Note or otherwise shall be cumulative, and no course of dealing between the Company and Lender or any delay or omission in exercising any power or right shall operate as a waiver thereof.  The Company shall notify the Lender immediately in writing of the occurrence of any Event of Default, which notification shall include a summary of the material facts relating to such Event of Default and shall specify the date on which such Event of Default occurred.

        (i)  Notice to Lenders.  In the event the Company shall propose to take any action of the type described herein, the Company shall give notice to the Lender, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place.  In the case of any action that would require the fixing of a record date, such notice shall be given at least fifteen (15) days prior to the date so fixed, and in case of all other action, such notice shall be given at least twenty (20) days prior to the taking of such proposed action.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

         (j)  No Impairment.  The Company will not, by amendment of its Amended and Restated Articles of Incorporation or through any reorganization, transfer of assets, issuance or sale of securities or otherwise, avoid or seek to avoid the observance or performance of any of the terms herein or the other provisions of this Note and will at all times in good faith assist in the carrying out of all provisions hereof and in the taking of all actions as may be necessary in order to protect the conversion and other rights of the Lender hereunder against impairment.

4.   Assignment.  Subject to the restrictions on transfer described below, the rights and obligations of the Company and the Lender shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

5.   Waiver and Amendment.  Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Lender.  Any amendment, waiver, modification or consent entered into pursuant to this Section 5 shall be effective only in the specific instance and for the specific purpose for which it was given.

6.   Transfer of this Note.  This Note may not be transferred.

7.   Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery; upon confirmed transmission by telecopy or telex if sent during normal business hours of the recipient (or if not, on the next business day of the recipient); three days after deposit with the United States Post Office, by registered or certified mail, postage prepaid; or otherwise upon delivery by hand or by messenger or one day after deposit with a nationally recognized courier service, addressed (a) if to Lender, to the Lender’s address as set forth below, or to such other address as such Lender shall have furnished to the Company in writing, or (b) if to the Company, if to the Company, one copy shall be sent to Cell-nique Corp PO Box 1131, Weston, CT 06883, Attention: Dan Ratner, President, or to such other addresses as the Company shall have furnished to the Lender.

8.   Governing Law.  The Agreement shall be governed by, and construed under, the laws of the State of Connecticut as applied to agreements among Connecticut residents, made and to be performed entirely within the State of Connecticut

10.  Collection Costs.  The Company shall pay on demand all reasonable costs and expenses, including without limitation reasonable fees and expenses of counsel, incurred by Lender in connection with enforcement of its rights under this Note.

11.  Lost, Stolen or Mutilated Note.  If this Note is lost, stolen, mutilated or destroyed, the Company will, on such reasonable terms with respect to indemnity or otherwise as it may in its discretion impose, issue a new note of like denomination, tenor, and date as this Note.  Any such new note shall constitute an original contractual obligation of the Company, and the lost, stolen, mutilated or destroyed, as applicable, Note shall be null and void.

12.  Counterparts.  This Note may be executed in counterparts, each of which shall be enforceable against the party actually executing such counterpart, and which together shall constitute one instrument.

SIGNATURE PAGE

PROMISSORY NOTE

This Note has been executed and delivered as of the date first above written.

COMPANY: Cell-nique Corporation

/s/   Dan Ratner, President

ACCEPTED AND AGREED:

LENDER: Physicians Capital Corporation

/s/   Dan Ratner, President

12 Old Stage Coach Rd
Weston, CT 06883